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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of MidAmerican Energy Holdings Company on Form S-8 of our reports dated February 12, 1998, appearing in the Annual Report on Form 10-K of CalEnergy Company, Inc. for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP

Omaha, Nebraska
March 16, 1999